UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011 (March 16, 2011)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9112 Spectrum Center Boulevard

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 571-5555

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement Financing

On March 16, 2011, Overland Storage, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) between the Company and the investors party thereto (the “Investors”) pursuant to which the Company agreed to issue to the Investors in a private placement shares of the Company’s common stock, no par value per share (the “Common Stock”), and warrants exercisable to purchase shares of Common Stock (the “Warrants”), for an aggregate offering price of approximately $15.4 million (the “Offering”). The purchase price for one share of Common Stock and a Warrant to purchase 0.44 shares of Common Stock is $1.765. On March 21, 2011, the Offering closed and the Company issued and sold to the Investors an aggregate of 8,653,045 shares of Common Stock and Warrants initially exercisable to purchase up to 3,807,331 shares of Common Stock, for an aggregate offering price of approximately $15.3 million. A copy of the form of Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Each Warrant has an initial exercise price of $1.71 per share of Common Stock. The Warrants are immediately exercisable and have a five year term. A copy of the form of the Warrants is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated as of March 21, 2011, by and among the Company, the Investors and Roth Capital Partners, LLC, as placement agent (the “Placement Agent”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission within 30 days of closing the Offering (the “Filing Deadline”) to register the resale of the shares of Common Stock issued in the Offering and issuable upon exercise of the Warrants (the “Underlying Shares”). In the event the Company does not file the Registration Statement on or before the Filing Deadline, the Company will be required to pay liquidated damages in an amount equal to 2.0% of the aggregate amount invested by each Investor for each 30-day period or pro rata portion thereof following the Filing Deadline. A copy of the form of Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

In connection with the Offering and as partial compensation for the Placement Agent’s services, the Company issued to the Placement Agent a warrant initially exercisable to purchase up to 259,591 shares of Common Stock at an exercise price of $1.71 per share of Common Stock and otherwise on terms substantially the same as the Warrants.

The above descriptions of the Purchase Agreement, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 10.1, 4.1 and 4.2 attached hereto, respectively.

Amendment to Shareholder Rights Plan

On March 21, 2011, the Company and Wells Fargo Bank, N.A. (the “Rights Agent”) executed Amendment No. 1 (“Amendment No. 1”) to the Shareholder Rights Agreement, dated as of August 22, 2005 (“Rights Agreement”), by and between the Company and the Rights Agent. A copy of Amendment No. 1 is attached hereto as Exhibit 4.3 and incorporated herein by reference. All capitalized terms used and not defined herein have the meanings ascribed to them in the Rights Agreement, as amended by Amendment No. 1.

Amendment No. 1 amends the Rights Agreement to increase the beneficial ownership threshold for a Restricted Person from 15% or more of the outstanding Common Shares to 20% or more of the outstanding Common Shares.

The above description of Amendment No. 1 is qualified in its entirety by reference to Exhibit 4.3 attached hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

All shares of Common Stock, the Warrants and the Underlying Shares were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended (the “Securities Act”), provided by Regulation D promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

See the description set forth under the caption “Amendment to Shareholder Rights Plan” in Item 1.01., which is incorporated in this Item 3.03 by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, entitled “Overland Storage Announces Oversubscribed Private Placement Financing” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Registration Rights Agreement.

4.3	Amendment No. 1 to Shareholder Rights Agreement dated as of March 21, 2011, between Overland Storage, Inc. and Wells Fargo Bank, N.A.

10.1	Form of Purchase Agreement.

99.1	Press Release dated March 16, 2011, entitled “Overland Storage Announces Oversubscribed Private Placement Financing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: March 22, 2011	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Registration Rights Agreement.

4.3	Amendment No. 1 to Shareholder Rights Agreement dated as of March 21, 2011, between Overland Storage, Inc. and Wells Fargo Bank, N.A.

10.1	Form of Purchase Agreement.

99.1	Press Release dated March 16, 2011, entitled “Overland Storage Announces Oversubscribed Private Placement Financing.”